Exhibit 8

[Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]

October 17, 2002

PMA Capital Corporation
1735 Market Street
Philadelphia, PA 19103-7590

Re: 4.25 % Convertible Senior Debentures due 2022
  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to PMA Capital Corporation, a Pennsylvania corporation (the “Company”), and are rendering this opinion in connection with the Registration Statement on Form S-3 (Registration No. 333-84764) and the Prospectus, dated July 19, 2002, included therein (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”) and the related Prospectus Supplement, dated October 16, 2002, filed pursuant to Rule 424(b) under the Act on October 17, 2002 (the “Prospectus Supplement”), in connection with the offering by the Company of $75,000,000 aggregate principal amount of its 4.25 % Convertible Senior Debentures due 2022 (the “Debentures”) and shares of the Company’s Class A common stock, par value $5.00 per share, issuable upon conversion of the Debentures. The Debentures will be issued under a Senior Indenture (the “Senior Indenture”) between the Company and State Street Bank and Trust Company (the “Trustee”), as supplemented by the First Supplemental Indenture between the Company and the Trustee (the “Supplemental Indenture” and together with the Senior Indenture, the “Indenture”) upon the issuance of the Debentures by the Company.

In our capacity as counsel, we have examined the Registration Statement and all exhibits thereto, the Prospectus Supplement and the Indenture that will be executed upon the issuance of the Debentures by the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, documents, instruments, and corporate records and such certificates or comparable documents of officers and representatives of the Company, have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth. In rendering this opinion, we have assumed the legal capacity of all natural persons, the authenticity of all documents presented to us as originals, the conformity with the originals of all documents presented to us as copies and the genuineness of all signatures.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the statements set forth under the heading “Material

U.S. Federal Income and Estate Tax Considerations” in the Prospectus Supplement, insofar as such statements are a summary of United States federal tax law and regulations or legal conclusions with respect thereto, constitute an accurate summary of the matters described therein in all material respects.

Our opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder (proposed, temporary and final), interpretive pronouncements by the Internal Revenue Service and other relevant legal authorities, all as in effect on the date hereof. We note that all such legal authorities are subject to change, either prospectively or retroactively, and we are not undertaking hereby any obligation to advise you of any changes in the applicable law subsequent to the date hereof which could affect our opinion. We also note that our opinion is not binding on the Internal Revenue Service, which could take a position contrary to our opinion.

We express no opinion as to the accuracy of any statements of law relating to the Debentures except as set forth above, or as to any other matters relating to the Prospectus Supplement.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP